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                                                                      EXHIBIT 21

                      INSILCO CORPORATION AND SUBSIDIARIES

                                  SUBSIDIARIES

The following table sets forth certain information with respect to subsidiaries of the Company, all of which are directly or indirectly owned by the Company or applicable subsidiary unless otherwise indicated. Subsidiaries are indicated by indentation.

                Company                                   Place of Incorporation
                -------                                   ----------------------
ARUP Alu-Rohr und Profil GmbH                                     Germany
Great Lake Inc.                                                   Delaware
GUVAB Gesellschaft fur Unternehmensbeteililgungen
 und Vermogensverwaltung im
 aluminiumverarbeitenden Bereich mbH                              Germany
Rolodex Corporation                                               Delaware
Rolodex de Puerto Rico, Inc.                                      Delaware
Signal Dominicana, S.A.                                      Dominican Republic
Signal Transformer Co., Inc.                                      Delaware
         Signal Caribe, Inc.                                      Delaware
Steel Parts Corporation                                           Delaware
Stewart Connector Systems, Inc.                                 Pennsylvania
         Stewart Connector Systems GmbH                           Germany
         Stewart Connector Systems de Mexico,
           S.A. de C.V.                                            Mexico
Stewart Connector Systems (Japan), Inc.                             Japan
Stewart Stamping Corporation                                      Delaware
Taylor Publishing Company                                         Delaware
Thermal Components Division, Inc.                                 Delaware
Thermal Components, Inc.                                          Delaware
         Thermalex, Inc. (50% owned)                              Alabama